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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 28, 2000, except for the information presented in Note 24 for which the date is March 8, 2000, relating to the financial statements and financial statement schedule of Network Plus Corp. and its subsidiaries, which appear in the Network Plus Corp. Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP
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Boston, Massachusetts
October 23, 2000